UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant		☐
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AK STEEL HOLDING CORPORATION

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

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Vote by Internet • Go to www.envisionreports.com/AKS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 28, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials, which include the Notice and Proxy Statement, Annual Report on Form 10-K and a Letter to Stockholders from the Chairman, President and Chief Executive Officer, and access to the proxy voting site are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/AKS to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 15, 2015 to facilitate timely delivery.

Stockholder Meeting Notice

AK Steel Holding Corporation’s Annual Meeting of Stockholders will be held on Thursday, May 28, 2015 at the Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, OH 43219, at 1:30 p.m. Eastern Daylight Saving Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board recommends a vote “FOR” Proposals 1, 2, 3, 4 and 5.

1.	To elect as Directors of the Company the eleven candidates nominated by the Board;
2.	To ratify, by a non-binding advisory vote, the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015;
3.	To approve, by a non-binding advisory vote, the compensation of the Company’s Named Executive Officers;
4.	To re-approve the material terms of the performance goals under the Company’s Long-Term Performance Plan; and,
5.	To re-approve of the material terms of the performance goals under the Company’s Stock Incentive Plan.

The Company also will transact such other business as properly may come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to AK Steel Holding Corporation’s 2015 Annual Meeting of Stockholders:

Hilton Columbus at Easton

3900 Chagrin Drive

Columbus, Ohio 43219

From Indianapolis:

•  Take Interstate 70 East to Interstate 71 North to Interstate 670 East (to Port Columbus Airport)

•  Remain on Interstate 670 to Interstate 270 North

•  Take Easton exit (exit #33) onto Easton Way

•  Remain on Easton Way through 2 traffic lights

•  Make right on Chagrin Drive and right into hotel parking lot

•  Hotel is on the corner of Chagrin Drive and Easton Way

From Cleveland:

•  Take Interstate 71 South to Interstate 270 East

•  Take Easton exit (exit #33) onto Easton Way

•  Remain on Easton Way through 2 traffic lights

•  Make right on Chagrin Drive and right into hotel parking lot

•  Hotel is on the corner of Chagrin Drive and Easton Way

From Pittsburgh:

•  Take Interstate 70 West to Interstate 270 North

•  Take Easton exit (exit #33) onto Easton Way

•  Remain on Easton Way through 2 traffic lights

•  Make right on Chagrin Drive and right into hotel parking lot

•  Hotel is on the corner of Chagrin Drive and Easton Way

From Cincinnati:

•  Take Interstate 71 North to Interstate 670 (to Port Columbus International Airport)

•  Remain on Interstate 670 to Interstate 270 North (approximately 1 mile)

•  Take Easton exit (exit #33) onto Easton Way

•  Remain on Easton Way through 2 traffic lights

•  Make right on Chagrin Drive and right into hotel parking lot

•  Hotel is on the corner of Chagrin Drive and Easton Way

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g       Internet – Go to www.envisionreports.com/AKS. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g       Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g       Email – Send an email to investorvote@computershare.com with “Proxy Materials AK Steel Holding Corporation” in the subject line. Include in the message your full name and address, plus the circled number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 15, 2015. 0214PE